Exhibit 10.6

August 3, 2026

ARC Group Securities Acquisition I

398 S. Mill Avenue, Suite 201B

Tempe, AZ 85281

Re: Administrative Services Agreement

Ladies and Gentlemen:

This letter agreement by and between ARC Group Securities Acquisition I, a Cayman Islands exempted company (the “Company”) and FDB I, a Cayman Islands limited liability company (the “Sponsor”), dated as of the date hereof, will confirm our agreement that, commencing on the date the securities of the Company are first listed on the Nasdaq Global Market (the “Effective Date”) of the registration statement (the “Registration Statement”) in connection with the initial public offering (the “IPO”) of the Company’s securities and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), the Sponsor shall make available (or cause other persons to make available) to the Company at 398 S. Mill Avenue, Suite 201B, Tempe, AZ 85281 (or any successor location of the Sponsor), certain office space, utilities and secretarial support services as may be reasonably required by the Company from time to time. As reimbursement therefore, the Company shall pay the Sponsor (and the Sponsor will receive on behalf of itself or, to the extent it causes another person to make support available to the Company, as nominee on behalf of such other person) the sum of $20,000 per month beginning on the Effective Date and continuing monthly thereafter until the Termination Date.

The Sponsor hereby irrevocably waives any and all right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) to be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

This letter agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signature Page Follows]

Very Truly Yours,

ARC Group Securities Acquisition I

By:	/s/ Ian Hanna
Name:	Ian Hanna
Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

FDB I

By:	/s/ Brynner Chiam
Name:	Brynner Chiam
Title:	Manager